UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2007

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 3, 2007, we committed to exit all activities associated with our existing automated copper cross-connect (ACX) product line. We disclosed in our Quarterly Report on Form 10-Q for the period ended May 4, 2007 that we were facing continued uncertainty around both the scope and timing of potential deployments for our ACX product by key customers in Europe and, as a result, that we were conducting a review of this product line, its market and business case. We stated that if the outcome of that review was unfavorable it would result in write-offs or impairments of the inventory and fixed assets related to the ACX product line. We now have completed this review and decided to curtail all activities associated with our ACX product line. We presently estimate the charges for the write-off of obsolete inventory associated with this exit activity will be between $7.0-$9.0 million, which is subject to our ability to return, sell or use these materials in other applications. All inventory charges will be applied to cost of goods sold. We also estimate impairment charges on fixed assets will be between $1.0-$2.0 million as a result of this exit activity. As such, at this time we estimate total charges related to this exit activity will be between $8.0-$11.0 million. We presently do not expect there to be any significant additional charges or future cash expenditures as a result of the pending exit of the ACX product line. We expect to complete all exit activities during our fourth fiscal quarter. We will continue to monitor the development of the broader automation market and may determine to pursue this market in a modified manner if conditions warrant.

One-time GAAP charges arising in relation to the inventory and fixed asset charges described above are $0.06 to $0.09 per share on a fully diluted basis for our fiscal year 2007. Updated GAAP guidance including this charge will be provided in our earnings release for the third quarter ended August 3, 2007, which is expected to be on September 5, 2007.

Item 2.06 Material Impairments.

See Item 2.05 above for a description of the material impairments that we will incur in connection with our exit of all activities associated with our ACX product line.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

August 3, 2007	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President, Chief Financial Officer